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                  MIMLIC Mortgage Securities Income Fund, Inc.
                            Performance Calculations


TOTAL RETURN CALCULATIONS

Total return is the percentage change between the public offering price (maximum sales load being 5% of net asset value) of one Fund share at the beginning of a period and the net asset value of that share at the end of a period with income and capital gains distributions assumed to be entirely reinvested at the net asset value as of the reinvest date. A data base file is kept and updated monthly with respect to ending net asset values, reinvest prices, and income and capital gains distribution amounts per share. From this data base file, total return can be calculated for any specified number of periods since the Fund's date of beginning operations.

CUMULATIVE TOTAL RETURN

Cumulative total return is based on an initial $1,000 investment made on May 3, 1985 with the maximum sales charge of 5%. Using the asset valuation and distribution information attached, the cumulative total return at October 31, 1989 is as follows:

                   ENDING REDEEMABLE VALUE - INITIAL AMOUNT INVESTED
  CUMULATIVE  =    -------------------------------------------------   * 100
  TOTAL RETURN               INITIAL AMOUNT INVESTED

Cumulative total return for the period from May 3, 1985 to October 31, 1989 is as follows:

                               1,482.94 - 1,000.00
                               -------------------  * 100 = 48.29%
                                     1,000.00

AVERAGE ANNUAL TOTAL RETURN

In accordance with the Securities and Exchange Commission (SEC), average annual total return (T) allocates equal value among each period (N) by comparing the initial amount invested (P) to the ending redeemable value (ERV). The formula prescribed by the SEC is as follows:
                                        N
                                P[1 + T) ] = ERV

Average annual total return for the period from May 3, 1985 to October 31, 1989 is as follows:
                                 4.46
            $1,000.00[(1 + .0923)    ] = $1,482.94          T = 9.23%

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Average annual total return for the period from November 1, 1988 to October 31,
1989 (one year) is as follows:
                                  1.00
             $1,000.00[(1 + .0440)    ] = $1,044.01       T = 4.40%

Investment information used in the total return calculations is as follows:

                                                  DIVIDENDS PER SHARE
                                NET ASSET     --------------------------
                 PUBLIC      VALUE/REINVEST    NET INVESTMENT
 DATE        OFFERING PRICE      VALUE             VALUE         CAPITAL GAINS
-------      --------------    -----------      ------------    --------------
05/30/85        $10.53           $10.00          $     -          $    -
05/31/85         10.68            10.15            .0645               -
06/30/85         10.76            10.22            .0900               -
07/31/85         10.66            10.13            .0942               -
08/31/85         10.79            10.25            .0939               -
09/30/85         10.80            10.26            .0939               -
10/31/85         10.91            10.36            .0932               -
11/30/85         11.11            10.55            .0936               -
12/31/85         11.13            10.57            .0942               -
01/31/86         11.07            10.52            .0931               -
02/28/86         11.11            10.55            .0882               -
03/31/86         11.19            10.63            .0874               -
04/30/86         11.21            10.65            .0812               -
05/31/86         10.93            10.38            .0794               -
06/31/86         10.95            10.40            .0771               -
07/31/86         11.03            10.48            .0807               -
08/31/86         11.14            10.58            .0773               -
09/30/86         11.14            10.58            .0756               -
10/31/86         11.20            10.64            .0690               -
11/30/86         11.41            10.84            .0762               -
12/10/86         11.41            10.84                -             .1940
12/31/86         11.15            10.59            .0764               -
01/31/87         11.24            10.68            .0722               -
02/28/87         11.28            10.72            .0712               -
03/31/87         11.15            10.59            .0722               -
04/30/87         10.60            10.07            .0737               -
05/31/87         10.49             9.97            .0730               -
06/30/87         10.57            10.04            .0721               -
07/31/87         10.53            10.00            .0735               -
08/31/87         10.36             9.84            .0741               -
09/30/87          9.92             9.42            .0729               -
10/31/87         10.29             9.78            .0727               -
11/30/87         10.32             9.80            .0722               -

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
12/31/87         10.40             9.88            .0723             -
01/31/88         10.74            10.20            .0725             -
02/29/88         10.80            10.26            .0732             -
03/31/88         10.60            10.07            .0725             -
04/30/88         10.45             9.93            .0727             -
05/31/88         10.29             9.78            .0716             -
06/30/88         10.49             9.97            .0719             -
07/31/88         10.40             9.88            .0725             -
08/31/88         10.35             9.83            .0713             -
09/30/88         10.55            10.02            .0716             -
10/31/88         10.69            10.16            .0714             -
11/01/88         10.68            10.15                -             -
11/30/88         10.46             9.94            .0708             -
12/31/88         10.34             9.82            .0718             -
01/31/89         10.40             9.88            .0715             -
02/28/89         10.26             9.74            .0718             -
03/31/89         10.18             9.67            .0730             -
04/30/90         10.29             9.78            .0735             -
05/31/89         10.55            10.02            .0733             -
06/30/89         10.76            10.22            .0723             -
07/31/89         10.85            10.31            .0712             -
08/31/89         10.62            10.09            .0702             -
09/30/89         10.60            10.07            .0705             -
10/31/89         10.78            10.24            .0702             -

YIELD CALCULATIONS

The Fund's yield for the 30-day period ended October 31, 1989 was computed by dividing the net investment income per share earned during the period by the maximum public offering price per share on the last day of the period, according to the following formula as prescribed by the SEC:

                                               6
                            YIELD = 2([(A+B)+1] - 1)
                                        ---
                                        C*D

Where:

A = Dividends and interest earned during the period calculated as prescribed by the SEC.
B = Expenses accrued for the period (net of reimbursement by the investment adviser).
C = The average daily number of shares outstanding during the period that were entitled to receive dividends.
D = The maximum public offering price per share on the last day of the period.

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The Fund's yield for the 30-day period ended October 31, 1989 equals:

                                                        6
                    2([(  112,193.61 - 13,168.84  ) + 1] - 1)
                     ------------------------------
                         1,447,670.9342 * 10.78

                                                      6
                     =  2([          99,024.77     +1] - 1)
                         -------------------------
                                 12,371,892.6706

                                  =   2(.00388)

                                    =   7.75%